UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FREESCALE SEMICONDUCTOR

HOLDINGS I, LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	98-0522138
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of Principal Executive Offices, including Zip Code)

Freescale Holdings 2006 Management Incentive Plan

Amended and Restated Freescale Semiconductor Holdings 2007 Employee Incentive Plan

Freescale Semiconductor Holdings 2011 Omnibus Incentive Plan

Freescale Semiconductor Holdings I, Ltd. Employee Share Purchase Plan

(Full title of all plans being registered)

Jonathan Greenberg

Senior Vice President, General Counsel and Secretary

Freescale Semiconductor, Inc.

6501 William Cannon Drive West

Austin, TX 78735

Telephone: (512) 895-2193

(Name, address, including Zip Code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share ($)	Proposed maximum aggregate offering price ($)	Amount of registration fee ($)
Common shares, $ 0.01 par value, to be issued under the:
- 2006 Management Incentive Plan	11,388,246 shares(2)	$7.17(3)	$81,653,724	$9,480
- 2007 Employee Incentive Plan	1,599,112 shares(2)	$6.91(3)	$11,049,864	$1,283
- 2011 Omnibus Incentive Plan	21,700,889 shares(2)	$16.75(4)	$363,489,891	$42,201
- Employee Share Purchase Plan	6,020,000 shares	$14.23(4)	$85,664,600	$9,946
Total				$62,910

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares of the Registrant in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	No new awards will be made under the 2006 Plan or the 2007 Plan. Any such common shares that are subject to awards under the 2006 Plan or the 2007 Plan that are forfeited or lapse unexercised will be available for future issuance under the 2011 Plan.
(3)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose calculating the registration fee. The price per share represents the weighted average exercise price of outstanding awards.
(4)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose calculating the registration fee, based upon the average high and low prices of the common shares on June 27, 2011, as reported on the NYSE. In the case of the Employee Share Purchase Plan, this amount is multiplied by 85%, which amount is the percentage of the price per share applicable to purchases under the Employee Share Purchase Plan

EXPLANATORY NOTE

This Registration Statement registers common shares, par value $0.01 per share (“Common Shares”), of Freescale Semiconductor Holdings I, Ltd. (the “Company”) that may be issued and sold under the Freescale Holdings 2006 Management Incentive Plan, the Amended and Restated Freescale Semiconductor Holdings 2007 Employee Incentive Plan, the Freescale Semiconductor Holdings 2011 Omnibus Incentive Plan and the Freescale Semiconductor Holdings I, Ltd. Employee Share Purchase Plan, each as amended (the “Plans”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent and delivered to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Company with the SEC are incorporated by reference in this Registration Statement:

(a)	The Company’s prospectus, dated May 25, 2011, filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933;

(b)	The Company’s Current Reports on Form 8-K filed with the SEC on June 2, 2011 June 3, 2011, June 7, 2011 (two reports), June 9, 2011, June 10, 2011 and June 14, 2011; and

(c)	The description of Common Shares contained in the registration statement on Form 8-A, dated May 19, 2011, filed with the SEC by the Company to register such securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents with the SEC; except as to any portion of any future annual or quarterly report to shareholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s bye-laws provide that, subject to the Companies Act 1981, as amended of Bermuda (the “Bermuda Companies Act”) every director, managing director, secretary or other officer of the Registrant and its subsidiaries and affiliates shall be entitled to be indemnified by the Registrant against any liability incurred by him in defending any proceedings, civil or criminal, in which judgment is given in his favor; or in which he is acquitted; or in connection with any application under the Bermuda Companies Act in which relief is granted to him by the Court.

Section 98 of the Bermuda Companies Act provides generally that the Registrant may indemnify its directors, officers and auditors against any liability which, by virtue of any rule of law, would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company.

The Registrant has adopted provisions in its bye-laws that provide that it shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The Registrant’s bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Bermuda Companies Act permits the Registrant to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not the Registrant may otherwise indemnify such officer or director.

The Registrant is a party to indemnification agreements with its officers and directors. These indemnification agreements provide the Registrant’s officers and directors with indemnification to the maximum extent permitted by applicable law. The Registrant has also obtained a policy of directors’ and officers’ liability insurance that will insure directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances which are permitted under the Bermuda Companies Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See Exhibit Index.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the lower high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 29th day of June, 2011.

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

/s/ Jonathan Greenberg
By:	Jonathan Greenberg
Its:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose individual signature appears below hereby constitutes and appoints Alan Campbell and Jonathan Greenberg, or any of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature	Title	Date

/S/ RICHARD BEYER	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 29, 2011
Richard Beyer

/S/ ALAN CAMPBELL	Chief Financial Officer (Principal Financial Officer)	June 29, 2011
Alan Campbell

/S/ RANDY HYZAK	Chief Accounting Officer (Principal Accounting Officer)	June 29, 2011
Randy A. Hyzak

/S/ CHINH E. CHU	Director	June 29, 2011
Chinh E. Chu

/S/ DANIEL J. HENEGHAN	Director	June 29, 2011
Daniel J. Heneghan

/S/ THOMAS H. LISTER	Director	June 29, 2011
Thomas H. Lister

/S/ JOHN W. MARREN	Director	June 29, 2011
John W. Marren

/S/ J. DANIEL MCCRANIE	Director	June 29, 2011
J. Daniel McCranie

/S/ PETER SMITHAM	Director	June 29, 2011
Peter Smitham

/S/ GREGORY L. SUMME	Director	June 29, 2011
Gregory L. Summe

/S/ CLAUDIUS E. WATTS IV	Director	June 29, 2011
Claudius E. Watts IV

EXHIBIT INDEX

Exhibit Number	Description

4.1	Memorandum of Association of Freescale Semiconductor Holdings I, Ltd. (formerly Firestone Holdings (Bermuda) I, Ltd.) (incorporated by reference to Exhibit 3.1 on the Company’s Registration Statement on Form S-1, filed with the SEC on April 25, 2011).

4.2	Certificate of Incorporation of Firestone Holdings (Bermuda) I, Ltd., as issued by the Bermuda Registrar of Companies on November 9, 2006 (incorporated by reference to Exhibit 3.1 to the Freescale Semiconductor, Inc. Registration Statement on Form S-4, filed with the SEC on March 8, 2007 (File No. 333-141128)).

4.3	Certificate of Incorporation on Change of Name of Firestone Holdings (Bermuda) I, Ltd., as issued by the Bermuda Registrar of Companies on November 22, 2006 (incorporated by reference to Exhibit 3.3 on the Company’s Registration Statement on Form S-1, filed with the SEC on April 25, 2011).

4.4	Certificate of Incorporation on Change of Name of Freescale Holdings (Bermuda) I, Ltd., as issued by the Bermuda Registrar of Companies on March 8, 2007 (incorporated by reference to Exhibit 3.2 to the Freescale Semiconductor Holdings I, Ltd. Registration Statement on Form S-4/A, filed with the SEC on June 22, 2007 (File No. 333-141128-05)).

4.5	Amended and Restated Bye-Laws of Freescale Semiconductor Holdings I, Ltd. (incorporated by reference to Exhibit 3.1 to the Freescale Semiconductor Holdings I, Ltd. Current Report on Form 8-K, filed with the SEC on June 3, 2011).

5.1*	Opinion of Conyers Dill & Pearman, Limited, Special Bermuda Counsel, as to Bermuda law on the legality of the shares being registered (including consent of such firm).

10.1	Freescale Holdings 2006 Management Incentive Plan (incorporated by reference to Exhibit 10.7 to the Freescale Semiconductor, Inc. Registration Statement on Form S-4, filed with the SEC on March 8, 2007 (File No. 333-141128)).

10.2	Form of Freescale Holdings Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.2 on the Company’s Registration Statement on Form S-1, filed with the SEC on April 8, 2011).

10.3	Form of Freescale Holdings Nonqualified Stock Option Agreement (Rollover Option) (incorporated by reference to Exhibit 10.3 on the Company’s Registration Statement on Form S-1, filed with the SEC on April 8, 2011).

10.4	Form of Freescale Holdings Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.4 on the Company’s Registration Statement on Form S-1, filed with the SEC on April 8, 2011).

10.5	Amended and Restated Freescale Semiconductor Holdings 2007 Employee Incentive Plan (incorporated by reference to Exhibit 10.7 to the Freescale Semiconductor Holdings I, Ltd. Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2008, filed with the SEC on July 28, 2008).

10.6	Form of Deferred Stock Unit Award Agreement to be used under the Freescale Holdings 2006 Management Incentive Plan (incorporated by reference to Exhibit 10.1 to the Freescale Semiconductor Holdings I, Ltd. Current Report on Form 8-K, filed with the SEC on October 23, 2008).

10.7	Form of Restricted Cash Award Agreement to be used under the Freescale Semiconductor Holdings I, Ltd. 2007 Employee Incentive Plan (incorporated by reference to Exhibit 10.2 to the Freescale Semiconductor Holdings I, Ltd. Current Report on Form 8-K, filed with the SEC on October 23, 2008).

10.8	Amendment to the Freescale Holdings 2006 Management Incentive Plan dated February 4, 2009 (incorporated by reference to Exhibit 10.46 to the Freescale Semiconductor Holdings I, Ltd. Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on February 6, 2009).

10.9	Form of Freescale Holdings 2006 Management Incentive Plan Nonqualified Stock Option Agreement (in exchange for Class B Interests) (incorporated by reference to Exhibit 10.1 to the Freescale Semiconductor Holdings I, Ltd. Current Report on Form 8-K, filed with the SEC on April 9, 2009).

10.10	Form of Freescale Holdings 2006 Management Incentive Plan Nonqualified Stock Option Agreement (in exchange for existing stock options) (incorporated by reference to Exhibit 10.2 to the Freescale Semiconductor Holdings I, Ltd. Current Report on Form 8-K, filed with the SEC on April 9, 2009).

10.11	Form of Freescale Holdings 2006 Management Incentive Plan Deferred Stock Unit Award Agreement (incorporated by reference to Exhibit 10.4 to the Freescale Semiconductor Holdings I, Ltd. Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2009, filed with the SEC on April 24, 2009).

10.12	Amendment to the Freescale Holdings 2006 Management Incentive Plan dated October 28, 2009 (incorporated by reference to Exhibit 10.1 to the Freescale Semiconductor Holdings I, Ltd. Current Report on Form 8-K, filed with the SEC on November 2, 2009).

10.13	Amendment to the Amended and Restated Freescale Semiconductor Holdings 2007 Employee Incentive Plan dated October 28, 2009 (incorporated by reference to Exhibit 10.2 to the Freescale Semiconductor Holdings I, Ltd. Current Report on Form 8-K, filed with the SEC on November 2, 2009).

10.14	Form of 2006 Management Incentive Plan Director Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.51 to the Freescale Annual Report on Form 10-K filed with the SEC on February 11, 2011).

10.15	Form of 2006 Management Incentive Plan Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.52 to the Freescale Annual Report on Form 10-K filed with the SEC on February 11, 2011).

10.16	Freescale Semiconductor Holdings 2011 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.10 to the Freescale Semiconductor Holdings I, Ltd. Current Report on Form 8-K, filed with the SEC on June 3, 2011).

10.17 *	Freescale Semiconductor Holdings I, Ltd. Employee Share Purchase Plan.

23.1 *	Consent of KPMG LLP.

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

*	Filed herewith.